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                                                                    Exhibit 99.3

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                             OCTEL DEVELOPMENTS PLC
                                  OCTEL CORP.
                           10% SENIOR NOTES DUE 2006

     To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated September __, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") of Octel Developments plc, a company organized under the laws of England and Wales (the "Issuer") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 10% Senior Notes (the "Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $                of 10% Senior Notes

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

   [ ] TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED,
        IF ANY): $

   [ ] NOT TO TENDER any Notes held by you for the account of the undersigned.

     If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE)
, (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Issuer or any Guarantor; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

         Check this box if the Beneficial Owner of the Notes is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own account as a result of market-making activities
  [ ]    or other trading activities.  IF THIS BOX IS CHECKED, A COPY OF
         THESE INSTRUCTIONS MUST BE RECEIVED WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE BY OCTEL DEVELOPMENTS PLC, ATTENTION GRAHAM LEATHES, FACSIMILE +44-151-356-6192.

                                  SIGN HERE

Name of beneficial owner(s):_________________________________________________

Signature(s):________________________________________________________________

Name (please print):_________________________________________________________

Address:_____________________________________________________________________

        _____________________________________________________________________

        _____________________________________________________________________

Telephone number:____________________________________________________________

Taxpayer Identification or Social Security Number:___________________________

Date:________________________________________________________________________


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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our reports (a) dated April 4, 1998, with respect to the combined financial statements of Octel Corp., (b) dated April 30, 1998, with respect to the pro forma adjustments to the combined financial statements of Octel Corp., and (c) dated September 28, 1998 with respect to the unaudited interim consolidated financial statements of Octel Corp., in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-xxxx) and related Prospectus of Octel Developments PLC for the registration of $150,000,000 of 10% Senior Notes due 2006 and Guarantee of 10% Senior Notes due 2006.



Indianapolis, Indiana
September 28, 1998